UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  June 3, 2005
                Date of Report (Date of earliest event reported)

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                       000-33167             84-0448400
(State or other jurisdiction            (Commission         (I.R.S. Employer
       of incorporation)                File Number)        Identification No.)

      17700 Castleton Street, Suite 589, City of Industry, California 91748

                    (Address of principal executive offices)

                    Issuer's telephone number: (626) 964-3232

              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if changed since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01 Entry into a Material Definitive Agreement.

On May 30, 2005 we entered into separate loan agreements with two individuals unaffiliated with the company in the amount of U.S.$150,000 each ($300,000 principal total). The loans were partially funded and became binding obligations of the company on June 3, 2005. Interest on the notes is 12% per annum, payable monthly. The notes mature in three months which we may extend to six months at our election.

Our chief Executive Officer, Mr. Wei Li, personally guaranteed the notes for US$300,000 total and the notes are secured by our assets. We have the right in our sole discretion to redeem the notes in whole or in part for 125% of the face amount plus accrued and unpaid interest.

Pursuant to the notes we issued each of the lenders a warrant for the purchase of up to 750,000 shares of our common stock. The warrants must be exercised within 24 months of being issued and the exercise price is based on the price of our common stock on the date of exercise.

Proceeds from the notes were used to retire the 10% Loan described in Item 2.02 below.

Item 2.02 Entry into a Material Definitive Agreement.

On September 23, 2004 we entered into a convertible loan agreement for $350,000 with interest at 10% per annum (the "10% Loan"), and issued 1,050,000 detachable warrants. The lender is an unrelated party located in the United States. The 10% Loan was initially due on March 23, 2005, but the final maturity date was subsequently extended by agreement to April 21, 2005. The Company did not repay the 10% Loan by the extended maturity date and the lenders declared it in default. Prior to June 8we made payments to the lender in the amount of $359,991, which included penalty interest. On June 8 we signed a Payment Acknowledgment and Release with the lender in which the lender acknowledged full satisfaction of the 10% Loan and released the company from all liability under the 10% Loan.

Proceeds from the notes described in Item 2.01 of this Report on 8-K were used to retire the 10% Loan.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/S/ LI WEI                         June  9, 2005 Chairman of Board of Directors
                                   and Chief Executive Officer
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Wei Li


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